EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F‑3 File No. 333‑206891) pertaining to the registration of debt securities of our report dated March 3, 2017, with respect to the consolidated financial statements of CNH Industrial Capital LLC included in this Annual Report (Form 10‑K) of CNH Industrial Capital LLC for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin

March 3, 2017